As filed with the Securities and Exchange Commission on December 4, 1995
                                                  Registration No. 33-_________
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                        MENTOR GRAPHICS CORPORATION
               (Exact name of issuer as specified in charter)
                            --------------------

                  Oregon                                  93-0786033
      (State or other jurisdiction of                    (IRS Employer
       incorporation or organization)                  Identification No.)

           8005 SW Boeckman Road
            Wilsonville, Oregon                           97070-7777
   (Address of principal executive offices)               (Zip Code)


       Mentor Graphics Corporation 1989 Employee Stock Purchase Plan
                          (Full title of the plan)

                            --------------------

                               DEAN M. FREED
                              General Counsel
                        Mentor Graphics Corporation
                           8005 SW Boeckman Road
                       Wilsonville, Oregon 97070-7777
                  (Name and address of agent for service)

        Telephone number, including area code, of agent for service:
                               (503) 685-7000

                            --------------------

                                  Copy to:
                              STUART CHESTLER
                                Stoel Rives
                            900 SW Fifth Avenue
                        Portland, Oregon 97204-1268

                            --------------------

                      CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------
                                          Proposed                   Amount
  Title of                                Maximum      Maximum       of
  Securities           Amount             Offering     Aggregate     Regis-
  to Be                to Be              Price Per    Offering      tration
  Registered           Registered         Share (1)    Price(1)      Fee
----------------------------------------------------------------------------
  Common Stock,
  without par
  value                2,000,000 Shares   $18.125      $36,250,000   $12,500
----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The calculation of the registration fee is based on $18.125, which was the average of the high and low prices of the Common Stock on November 27, 1995 as reported in The Wall Street Journal for NASDAQ National Market Issues.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          ---------------------------------------

            The following documents filed by Mentor Graphics Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

            (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

            (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

            All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Article V of the Company's Bylaws indemnifies directors and officers to the fullest extent permitted by the

Oregon Business Corporation Act (Act). The effects of Article V are summarized as follows:

      (a) The Article grants a right of indemnification in respect of any action, suit, or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys'
            fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the persons concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

      (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

      (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

      (d) The Company is required to promptly indemnify a director or officer unless it is determined by a majority of disinterested directors or by independent counsel that the person's actions did not meet the relevant standard for indemnification. If the disinterested directors or independent counsel determine that indemnification is not required, the person seeking indemnification may petition a court for an independent determination. In any court action, the Company will have the burden of proving that indemnification would not be proper. Neither the disinterested directors' failure to make a determination regarding indemnification for the claim nor an actual determination that the person failed to meet the applicable standard will be a defense to such action or create a presumption that the person is not entitled to indemnification.

      (e) The Company will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she is entitled to indemnification and undertakes to repay any amount advanced if it is determined by a court that the person is not entitled to indemnification.

      (f) The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

            The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise.

            The Company has also entered into Indemnity Agreements with all directors and officers. While the Indemnity Agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the Act in several respects. The Indemnity Agreements obligate the Company to provide the maximum indemnification protection allowed under Oregon law, which is intended to provide indemnification broader than that expressly authorized by the Act. The most significant effect of the Indemnity Agreements is to add indemnification for judgments and settlements of derivative lawsuits to the fullest extent permitted by law as may be limited by public policy considerations applied by the courts.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

          4.A. Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 4A of the Company's Registration Statement on Form S-3, Reg.
                  No. 33-23024.

          4.B. Bylaws of the Company. Incorporated by reference to Exhibit 4B of the Company's Registration Statement on Form S-3, Reg. No. 33-56759.

            5.    Opinion of Counsel.

           23.    Consent of Accountants.

           24.    Powers of Attorney.


Item 9.   Undertakings.
          ------------

      (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on this 27th day of November, 1995.

                              MENTOR GRAPHICS CORPORATION

                              By DEAN M. FREED
                                 -----------------------------------
                                 Dean M. Freed, General Counsel


            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on November 27, 1995 in the capacities indicated.

      Signature                                         Title
      ---------                                         -----

(1)  Principal Executive Officer:

     *WALDEN C. RHINES                           President, Chief
      --------------------------                Executive Officer and
      Walden C. Rhines                          Director


(2)   Principal Financial Officer:

     *R. DOUGLAS NORBY                           Senior Vice President
      -------------------------                 and Chief Financial
      R. Douglas Norby                          Officer


(3)   Principal Accounting Officer:

     *JAMES J. LUTTENBACHER                      Corporate Controller
      -------------------------                 and Chief Accounting
      James J. Luttenbacher                     Officer


(4)   Directors:

     *MARSHA B. CONGDON                    Director
      ------------------------
      Marsha B. Congdon

     *JAMES R. FIEBIGER                    Director
      ------------------------
      James R. Fiebiger


     *FONTAINE K. RICHARDSON               Director
      ------------------------
      Fontaine K. Richardson


     *JON A. SHIRLEY                       Director
      ------------------------
      Jon A. Shirley


*By   DEAN M. FREED
      -------------------------------
      Dean M. Freed, Attorney-In-Fact

                                       EXHIBIT INDEX


Exhibit
Number            Document Description
-------           --------------------

  4A.             Restated Articles of Incorporation of the
                  Company, as amended.  Incorporated by
                  reference to Exhibit 4A to the Company's
                  Registration Statement on Form S-3
                  (Registration No. 33-23024).

  4B.             Bylaws of the Company.  Incorporated by
                  reference to Exhibit 4B to the Company's
                  Registration Statement on Form S-3, Reg. No.
                  33-56759.

  5.              Opinion of Counsel.

  23.             Consent of Accountants.

  24.             Powers of Attorney.